EXHIBIT D

                                 EnerShop, Inc.
                                  Balance Sheet
                                December 31, 1996

ASSETS

Current Assets
          Accounts Receivable                            $197,967
          Prepaid Warranty Costs                           22,327
          Federal Income Tax Benefit                      359,711
          Work In Progress                                138,417
          Other                                            63,315
                                                      -----------
          Total Current Assets                            781,737

          Office Furniture & Equipment                    111,172
          Accumulated Depreciation                        (10,920)
                                                      -----------
          Net Furniture & Equipment                       100,252

          Prepaid Benefit Plan Costs                       26,969

                                                      ===========
Total Assets                                             $908,958
                                                      ===========

LIABILITIES & EQUITY

Current Liabilities
          Accounts Payable - Trade                       $103,285
          Accounts Payable - Affiliated Company            79,173
                                                      -----------
          Total Current Liabilities                       182,458

Long Term Liabilities
          Notes Payable - CSWC                          2,340,512
                                                      -----------
          Total Long Term Liabilities                   2,340,512

                                                      -----------
Total Liabilities                                       2,522,970

EQUITY

          Common Stock                                        100
          Additional Paid In Capital                          900
          Retained Earnings                            (1,615,012)
                                                      -----------
          Total Equity                                 (1,614,012)
                                                      -----------

TOTAL LIABILITIES & EQUITY                               $908,958
                                                      ===========